Exhibit 99.1

Contact:

Mary McGowan

Summit IR Group Inc.

(408) 404-5401

mary@summitirgroup.com

STRATEX NETWORKS ANNOUNCES

THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

SAN JOSE, Calif., Jan. 27, 2005 – Stratex Networks, Inc. (Nasdaq: STXN), a leading provider of wireless transmission solutions, today reported financial results for the third quarter of fiscal year 2005, ended December 31, 2004.

Net sales in the third quarter of fiscal 2005 were $49.5 million, up 23 percent compared with $40.3 million in the year ago period. In accordance with generally accepted accounting principles (GAAP), the net loss in the third quarter of fiscal 2005 was $17.9 million, or a loss per share of $0.19, based on 94.7 million shares outstanding. This compares to a GAAP net loss of $9.9 million, or $0.12 per share in the third quarter of fiscal 2004 based on 83.8 million shares outstanding. On a non-GAAP basis, the net loss in the third quarter of fiscal 2005 was $7.9 million or $0.08 per share. The non-GAAP net loss excludes charges totaling $10.0 million associated with severance, the write-off of certain inventory and fixed assets, accruals related to vacated facilities and related charges as a result of the restructuring announced in December.

Stratex Networks recorded $54.4 million in new orders during the third fiscal quarter, including more than $22 million of orders for the new Eclipse™ product line, representing an 83 percent sequential increase in Eclipse orders. The backlog for all product lines totaled $58.9 million as of December 31, 2004.

“We are pleased with the continued rollout of Eclipse, our innovative wireless platform, and especially with the strong orders for Eclipse, which we expect will help drive the sales ramp for next quarter and beyond. We are also pleased with the continuation of gross margin improvements resulting from Eclipse,” said Chuck Kissner, Chairman and CEO of Stratex Networks, Inc. “We remain on schedule to introduce our new, lower-cost version of Eclipse in our fiscal fourth quarter ending in March. This new product offering will expand our sales opportunities by enabling additional penetration of Eclipse into the lower speed portion of the wireless transmission market.”

STRATEX NETWORKS, INC. REPORTS THIRD QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

“In December, as announced, we implemented a significant streamlining of our infrastructure, and expect to realize annualized savings of between $7 million and $8 million by mid-2005. We believe this reduced cost structure, combined with the continued successful ramp of Eclipse, will help us reach our financial goals.”

Conference Call

Stratex Networks management will hold a conference call to discuss the company’s financial results today, at 5:00 p.m. Eastern Time. Those wishing to join should dial 303-262-2130 (password: Stratex) at approximately 4:50 p.m. A replay of the call will be available starting one hour after the completion of the call until January 30, 2005. To access the replay, dial 303-590-3000 (pass code: 11021239 #). A live and an archived webcast of the conference call will also be available via the company’s Web site at www.stratexnet.com

About Stratex Networks

With headquarters in San Jose, California, Stratex Networks, Inc. is one of the world’s leading providers of high-speed wireless transmission solutions. Since it was founded in 1984, Stratex Networks has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers’ needs in wireless high-capacity transmission technology. Additional information is available at www.stratexnet.com .

Use of Non-GAAP Financial Information

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

STRATEX NETWORKS, INC. REPORTS THIRD QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

Safe Harbor Statement

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s expectations regarding the continued rollout, orders and future sales and revenues resulting from, Eclipse; revenues and gross margins including gross margin improvements resulting from Eclipse; expected timing of the introduction of the Company’s new, lower-cost version of Eclipse; the expectation that the new, lower-cost version of Eclipse will expand the Company’s sales opportunities; the expectation that as a result of efforts to streamline the Company’s infrastructure, the Company will realize annualized savings of between $7 million and $8 million by mid-2005; and the Company’s future financial performance. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of significant risks and uncertainties including unexpected delays in the schedule for shipments of Eclipse, negative trends in the general economic condition of the worldwide economy, order cancellations, postponements in product deliveries resulting in delayed revenue recognition, increased competition, downward pressures on the price of the Company’s products and services and the introduction of competing products and technologies. In addition, orders and backlog are not necessarily indicative of revenue in any future period. For a further discussion of these and other factors that impact the Company’s business in general, see the information provided under the heading “Factors That May Affect Future Financial Results” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, on file with the Securities and Exchange Commission.

– Financial Tables Follow –

STRATEX NETWORKS, INC. REPORTS THIRD QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	March 31, 2004
Assets
Cash and short-term investments	$52,344	$49,963
Accounts receivable, net	40,945	34,295
Inventories	36,340	33,101
Other current assets	11,157	10,932

Total current assets	140,786	128,291
Property & equipment, net	29,744	31,175
Other assets	1,042	3,778

Total assets	$171,572	$163,244

Liabilities and Stockholders’ Equity
Accounts payable	$31,030	$40,033
Short-term debt	6,250	—
Other current liabilities	27,020	21,718

Total current liabilities	64,300	61,751
Long-term debt	15,104	—
Other long-term liabilities	19,692	20,311

Total liabilities	99,096	82,062

Stockholders’ equity	72,476	81,182

Total liabilities and stockholders’ equity	$171,572	$163,244

—continued—

STRATEX NETWORKS, INC. REPORTS THIRD QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
Net sales	$49,519	$40,250	$139,175	$113,099
Cost of sales	39,434	34,151	113,736	92,591
Inventory valuation charges	2,581	—	2,581	—

Gross profit	7,504	6,099	22,858	20,508

Operating expenses:
Research and development	4,363	4,396	12,915	12,264
Selling, general and administrative	12,219	10,873	32,105	31,318
Amortization of intangible assets	791	407	1,581	407
Restructuring and other charges (credit)	7,423	—	7,147	(3,550)

Total operating expenses	24,796	15,676	53,748	40,439

Operating loss	(17,292)	(9,577)	(30,890)	(19,931)
Other income (expense)	(523)	(196)	(1,333)	(7)

Loss before income taxes	(17,815)	(9,773)	(32,223)	(19,938)
Provision for income taxes	119	128	473	340

Net loss	$(17,934)	$(9,901)	$(32,696)	$(20,278)

Basic and diluted net loss per share	$(0.19)	$(0.12)	$(0.37)	$(0.24)
Basic and diluted weighted average shares outstanding	94,706	83,801	87,933	83,151

STRATEX NETWORKS, INC. REPORTS THIRD QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31, 2004			Three Months Ended December 31, 2003
	GAAP (As Reported)	Adjust- ments	Non-GAAP	GAAP (As Reported)	Adjust- ments	Non-GAAP
Net sales	$49,519		$49,519	$40,250		$40,250
Cost of sales	39,434		39,434	34,151		34,151
Inventory Valuation Charges	2,581	(2,581)	—	—		—

Gross profit	7,504	2,581	10,085	6,099		6,099

Operating expenses:
Research and development	4,363		4,363	4,396		4,396
Selling, general and administrative	12,219		12,219	10,873		10,873
Amortization of Intangible assets	791		791	407		407
Restructuring charges	7,423	(7,423)	—	—		—

Total operating expenses	24,796	(7,423)	17,373	15,676		15,676

Operating loss	(17,292)	10,004	(7,288)	(9,577)		(9,577)
Other income (expense)	(523)		(523)	(196)		(196)

Loss before income taxes	(17,815)	10,004	(7,811)	(9,773)		(9,773)
Provision for income taxes	119		119	128		128

Net loss	$(17,934)	10,004	$(7,930)	$(9,901)		$(9,901)

Basic and diluted loss per share	$(0.19)		$(0.08)	$(0.12)		$(0.12)
Basic and diluted weighted average shares outstanding	94,706		94,706	83,801		83,801

The above non-GAAP amounts have been adjusted to eliminate restructuring charges for severance, write-off of certain inventory and fixed assets, accruals related to vacated facilities and related charges.

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

STRATEX NETWORKS, INC. REPORTS THIRD QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Nine Months Ended December 31, 2004			Nine Months Ended December 31, 2003
	GAAP (As Reported)	Adjust- ments	Non- GAAP	GAAP (As Reported)	Adjust- ments	Non- GAAP
Net sales	$139,175		$139,175	$113,099		$113,099
Cost of sales	113,736		113,736	92,591		92,591
Inventory valuation charges	2,581	(2,581)	—	—		—

Gross profit	22,858	2,581	25,439	20,508		20,508

Operating expenses:
Research and development	12,915		12,915	12,264		12,264
Selling, general and administrative	32,105		32,105	31,318		31,318
Amortization of Intangible assets	1,581		1,581	407		407
Restructuring charges	7,147	(7,147)	—	(3,550)	3,550	—

Total operating expenses	53,748	(7,147)	46,601	40,439	3,550	43,989

Operating loss	(30,890)	9,728	(21,162)	(19,931)	(3,550)	(23,481)
Other income (expense)	(1,333)		(1,333)	(7)		(7)

Loss before income taxes	(32,223)	9,728	(22,495)	(19,938)	(3,550)	(23,488)
Provision for income taxes	473		473	340		340

Net loss	$(32,696)	9,728	$(22,968)	$(20,278)		$(23,828)

Basic and diluted loss per share	$(0.37)		$(0.26)	$(0.24)		$(0.29)
Basic and diluted weighted average shares outstanding	87,933		87,933	83,151		83,151

The above non-GAAP amounts for the nine months ended December 31, 2004 have been adjusted to eliminate restructuring charges for severance, write-off of certain inventory and fixed assets, accruals related to vacated facilities and related charges. The above non-GAAP amounts for the nine months ended December 31, 2003 have been adjusted to reflect reserves related to an accrual for legal claims.

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

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